Exhibit (10) II.

NOTICE OF AWARD OF NON-QUALIFIED STOCK OPTIONS

GRANTED TO __________

EFFECTIVE ______

PURSUANT TO THE

2005 OMNIBUS LONG-TERM COMPENSATION PLAN

APPROVED BY:

Action by the Executive Compensation and Development Committee effective
,	________________________, ____________

NOTICE OF AWARD OF NON-QUALIFIED STOCK OPTIONS
GRANTED TO _______________
EFFECTIVE __________
PURSUANT TO THE
2005 OMNIBUS LONG-TERM COMPENSATION PLAN

1.	Background

Under Article 8 of the 2005 Omnibus Long-Term Compensation Plan (the “Plan”), the Executive Compensation and Development Committee (the “Committee”) may, among other things, award non-qualified stock options of the Company’s Common Stock to the Company’s non-employee Directors, subject to such terms, conditions and restrictions as it deems appropriate.

2.	Award

The Committee granted, effective __________ (the “Grant Date”), __________ (the “Participant”) an award of __________ (__________) non-qualified stock options (the “Award”).  One option provides for the ability to purchase a single share of Common Stock.  The Award is granted under the Plan, subject to the terms and conditions of the Plan and those set forth in this Notice of Award of Non-Qualified Stock Options (“Award Notice”).  To the extent there is any inconsistency between the terms of this Award Notice and the Plan, the terms of the Plan will control.

3.	Terms and Conditions of Award

The following terms and conditions will apply to the Award:

(a)

Option Price.  The option price for the options evidenced by way of this Award Notice will be the mean between the high and low at which Kodak Common Stock trades on the New York Stock Exchange on the Grant Date, i.e., $__________.

(b)

Duration of Option.  Notwithstanding Section 3(g) below, each option will expire at the close of business on the day immediately prior to the seventh (7th) anniversary of the Grant Date, unless sooner terminated or forfeited in accordance with the terms and conditions of this Award Notice or the Plan.

(c)

Vesting.  No option will be exercisable prior to the date on which it vests.  The options will vest in __________ (___) installments on the _____, _____ and _____ anniversaries of the Grant Date, except as otherwise provided in Section 3(g)(ii).  The options must be exercised by written notice or by any other method permitted by the Committee stating the number of options to be exercised.

Award Notice
 _______________
 _______________

(d)

Payment of Option Price.  The option price for the share for which an option is exercised by the Participant will be paid by the Participant on the date the option is exercised in cash, in shares of Common Stock owned by the Participant, or a combination of the foregoing.  Any share of Common Stock delivered in payment of the option price will be valued at its Opening Price on the date of exercise.

(e)

Rights as a Shareholder.  The Participant will not have any of the rights of a shareholder with respect to the shares of Common Stock covered by an option except to the extent one or more certificates for such shares will be delivered to him or her upon the exercise of such option.

(f)

Broker Assisted Exercise.  Notwithstanding Section 3(d) above, the Participant may, subject to Section 5 hereof, exercise any option granted to him or her under this Award Notice by way of the Company’s broker-assisted stock option exercise program, to the extent such program is available at the time of such exercise.

(g)	Cessation of Board Membership.

	(i)	Forfeiture. The provisions of this Section 3(g)(i) will apply insofar as the Participant’s Board membership ceases for any reason, whether voluntarily or involuntarily, after the Grant Date.

(A)

Unvested Options.  Effective upon the date of the Participant’s termination of Board membership, all of the unvested portion of the Participant’s options will be immediately forfeited; provided, however, (1) if the Participant’s Board membership is terminated by reason of Retirement or an Approved Reason, the unvested options will continue vesting pursuant to Section 3(c) and will expire on the date set forth in Section 3(b) above, and (2) if the Participant’s Board membership is terminated by reason of death, the unvested options will immediately vest in accordance with Section 3(g)(ii) and will expire on the date set forth in Section 3(b) above, in each case, unless sooner forfeited in accordance with the terms of this Award Notice or the Plan.

Award Notice
 _______________
 _______________

(B)

Vested Options.  On the sixtieth (60th) day after the date of the Participant’s termination of Board membership, all of the vested portion of the Participant’s options will expire; provided, however, if the Participant’s Board membership is terminated by reason of death, Retirement or an Approved Reason, the vested options will expire on the date set forth in Section 3(b) above, unless sooner forfeited in accordance with the terms of this Award Notice or the Plan.

(ii) Accelerated Vesting on Death.

Notwithstanding Section 3(c) above to the contrary, if the Participant dies prior to the vesting of all of the nonqualified stock options granted to him or her under this Award Notice, all of such unvested options will immediately vest on the date of the Participant’s death and may be exercised by the Participant’s estate, subject to the Plan’s terms and conditions, at any time between such date and the date set forth in Section 3(b) above, unless sooner forfeited in accordance with the terms of this Award Notice or the Plan.

4.	Definitions

Any defined term used in this Award Notice, other than those set forth below, will have the same meaning for purposes of this document as that ascribed to it under the terms of the Plan.  The following definitions will apply to this Award Notice:

(a)	Approved Reason. “Approved Reason” means a reason for terminating Board membership with the Company which, in the opinion of the Committee, is in the best interests of the Company.

(b)	Retirement. “Retirement” means voluntary cessation of the Participant’s Board membership on or after the Participant’s 70th birthday.

(c)

Opening Price.  “Opening Price” means the opening price of the Common Stock on the New York Stock Exchange on the relevant date; provided, however, if the Common Stock is not traded on the relevant date, then the opening price on the immediately preceding date on which the Common Stock is traded will be used.

Award Notice
 _______________
 _______________

5.	Section 16 of the Exchange Act

In order to avoid any Exchange Act violations, the Committee may, at any time and from time to time, impose additional restrictions upon the Award, including, but not by way of limitation, restrictions regarding the Participant’s ability to exercise options under the Company’s broker-assisted stock option exercise program under Section 3(f).

6.	Non-Assignability

(a)	In General. Except as specified in Section 6(b), the Award will not in any manner be subject to alienation, anticipation, sale, transfer, assignment, pledge or encumbrance.

(b)	Transfers. The non-qualified stock options granted pursuant to this Award Notice are transferable in accordance with, and subject to, the terms and conditions set forth in Section 16.1(b) of the Plan.

7.	Effect of Award Notice

This Award Notice, including its reference to the Plan, constitutes the entire understanding between the Company and the Participant concerning the Award and supersedes any prior notices, letters, statements or other documents issued by the Company relating to the Award and all prior agreements and understandings between the Company and the Participant, whether written or oral, concerning the Award.

8.	Miscellaneous

(a)

Headings.  The headings of the Sections of this Award Notice have been prepared for convenience and reference only and will not control, affect the meaning, or be taken as the interpretation of any provision of the Award Notice.

(b)

Applicable Law.  All matters pertaining to this Award Notice (including its interpretation, application, validity, performance and breach) will be governed by, and construed and enforced in accordance with, the laws of the State of New York (except as superseded by applicable Federal Law) without giving effect to principles of conflicts of law.

(c)	Amendment. The Committee may, from time to time, amend this Award Notice in any manner.

Award Notice
 _______________
 _______________

9.	Administration

The Committee will have full and absolute authority and discretion, subject to the provisions of the Plan, to interpret, construe and implement this Award Notice, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary, appropriate or advisable for its administration.  All such Committee determinations will be final, conclusive and binding upon any and all interested parties and their heirs, successors, and personal representatives.